Exhibit 10.7

VOTING AGREEMENT

by and among, on the one hand,

GAMEPLAN, INC., a Nevada corporation

and

KEY HOLDERS AS LISTED HEREIN

and

KGPLA HOLDINGS LLC, AS THE LEAD INVESTOR, AND THE OTHER INVESTORS LISTED HEREIN

dated as of

January ___, 2020

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TABLE OF CONTENTS

1.	Voting Provisions Regarding the Board		1

	1.1	Size of the Board	1
	1.2	Board Composition	1
	1.3	Failure to Designate a Board Member	2
	1.4	Removal of Board Members	2
	1.5	No Liability for Election of Recommended Directors	3
	1.6	Vote to Increase Authorized Common Stock	3

2.	Remedies		3

	2.1	Covenants of the Company	3
	2.2	Specific Enforcement	3
	2.3	Remedies Cumulative	3

3.	“Bad Actor”		3

	3.1	Definitions	3
	3.2	Representations	4
	3.3	Covenants	4

4.	Term		4

5.	Miscellaneous		4

	5.1	Additional Parties	4
	5.2	Transfers
	5.3	Successors and Assigns	5
	5.4	Governing Law	5
	5.5	Counterparts	5
	5.6	Titles and Subtitles	5
	5.7	Notices	5
	5.8	Consent Required to Amend, Modify, Terminate or Waive	6
	5.9	Delays or Omissions	7
	5.10	Severability	7
	5.11	Entire Agreement	7
	5.12	Share Certificate Legend	7
	5.13	Stock Splits, Stock Dividends, Etc	7
	5.14	Manner of Voting	7
	5.15	Further Assurances	7
	5.16	Dispute Resolution	8
	5.17	Aggregation of Stock	8
	5.18	Spousal Consent	8

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VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made as of the January ___, 2020, by and among GamePlan, Inc., a Nevada corporation (the “Company”), the Lead Investor and each of the investors listed on Schedule A, each of which is referred to in this Agreement as an “Investor”, and each of the stockholders listed on Schedule B, each of whom is referred to herein as a “Key Holder”, and any Additional Investor (as defined in that certain Securities Purchase Agreement dated of even date herewith (the “Purchase Agreement”)) that becomes a party to this Agreement in accordance with its terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. For purposes of this Agreement, Lead Investor, any Investor that is made a party, Key Holders and the holders of common stock of the Company shall be referred to individually as a “Stockholder” and, collectively, as the “Stockholders”.

RECITALS

A.              Concurrently with the execution of this Agreement, the Company and the Investors are entering into a Securities Purchase Agreement (the “Purchase Agreement”) providing for the sale of Convertible Debentures, and in connection with that agreement the parties desire to provide the Investors with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B.               The Amended and Restated Articles of Incorporation of the Company (the “Amended Articles”) provides that the Lead Investor under the Purchase Agreement, exclusively and as a separate class on an as-converted basis, shall be entitled to elect three (3) out of five (5) directors of the Company (the “Lead Investor Directors”) and the Key Holders of record of the shares of common stock, $0.001 par value per share, of the Company (“Common Stock”), exclusively and as a separate class, shall be entitled to elect two (2) of five (5) directors of the Company for so long as such Key Holders maintain a certain amount of such shares pursuant to this Agreement.

C.               The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the capital stock of the Company and Convertible Debentures voted on an as-converted basis held by them will be voted on, or tendered in connection with, an acquisition of the Company, or an increase in the number of shares of Common Stock required to provide for the conversion of the Convertible Debentures or any other convertible securities of the Company.

NOW, THEREFORE, the parties agree as follows:

1.       Voting Provisions Regarding the Board.

1.1       Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors and may be increased only with the written consent of the Lead Investor (voting as a single separate class and on an as-converted to Common Stock basis). For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock and the Convertible Debentures on an as-converted basis in Common Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2       Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 4, the following persons shall be elected to the Board:

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(a)              Three (3) persons designated from time to time by the Lead Investor, for so long as such Stockholder and its Affiliates (as defined below) continue to own any “Lead Investor Common Stock” as defined in the Amended Articles (i.e., a total of 1,521,141,192 shares of common stock), which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), which individuals shall be named as of the Closing pursuant to the Purchase Agreement, and, for clarification any shares of Lead Investor Common Stock resold by the Lead Investor to any other Person that is not an Affiliate of Lead Investor shall cease to become Lead Investor Common Stock for purposes hereof;

(b)             Subject to Section 1.2(c), for so long as the Key Holders who are then providing services to the Company as officers, employees or consultants hold at least an amount of shares designated as “Key Holder Common Stock” as defined in the Amended Articles (i.e., a total of 868,960,471 shares of common stock) representing ten percent (10%) of the Company’s total issued and outstanding shares (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), two (2) individuals designated from time to time by the holders of a majority of the shares of Common Stock held by the Key Holders, which individuals shall be named as of the Closing pursuant to the Purchase Agreement, and, for clarification any shares of Key Holder Common Stock resold by a Key Holder to any other Person that is not an Affiliate of such Key Holder shall cease to become Key Holder Common Stock for purposes hereof;

(c)              One (1) of the Key Holders’ individual designees to the Board pursuant to this Section 1.2(c), shall be the then-serving Chief Executive Officer of the Company (The “CEO Director”, which, as of the date hereof, is Eric Gravengaard for so long as he serves as Chief Executive Officer of the Company), provided that, if for any reason the then-serving Chief Executive Officer shall cease to serve as the Chief Executive Officer of the Company, each of the Key Holders shall promptly vote their respective Shares: (i) to remove such former Chief Executive Officer of the Company from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

To the extent that any of clauses (a) through (c) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Amended Articles.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.3       Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

1.4       Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)       no director elected pursuant to Sections 1.2 or Section 1.3 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person(s) entitled under Section 1.2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

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(b)             any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or Section 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c)              upon the request of any party entitled to designate a director as provided in Section 1.2(a) or Section 1.2(b) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5       No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6       Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all Convertible Debentures outstanding at any given time.

2.              Remedies.

2.1       Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2       Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.3       Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.              “Bad Actor” Matters.

3.1       Definitions. For purposes of this Agreement:

(a)              “Company Covered Person ”means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b)             “Disqualified Designee ”means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c)              “Disqualification Event ”means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

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(d)             “Rule 506(d) Related Party ”means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

(e)              “Securities Act ”means the Securities Act of 1933, as amended.

3.2       Representations.

(a)              Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to Purchase Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to the Purchase Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Investor makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Investor solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Investor are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b)             The Company hereby represents and warrants to the Investors that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

3.3       Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

4.              Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of: (a) the consummation of the Company’s first underwritten public offering of its Common Stock on the NYSE or NASDAQ (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction or registration on other than a first tier U.S. or Canadian exchange); and (b) termination of this Agreement in accordance with Section 5.8.

5.              Miscellaneous.

5.1       Additional Parties.

(a)       Notwithstanding anything to the contrary contained herein, if the Company issues additional Convertible Debentures after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of such shares become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

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(b)       In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

5.2       Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 5.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 5.12.

5.3       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4       Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5.5       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of  which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.6       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.7       Notices.

(a)       All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid,

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specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.7.

(b)       Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to, insofar as it is consistent with Nevada law applicable to stockholders of a Nevada corporation (and if not, then in accordance with the Nevada Business Corporation Act), the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

5.8       Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 3.1) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders of the Shares then held by the Key Holders who are then providing services to the Company as officers, employees or consultants; and (c) the Lead Investor. Notwithstanding the foregoing:

(a)              this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(b)             the provisions of Section 1.2(a) and this Section 5.8(b) may not be amended, modified, terminated or waived without the written consent of the Lead Investor;

(c)              the provisions of Section 1.2(b) and this Section 5.8(c) may not be amended, modified, terminated or waived without the written consent of the Key Holders who are at such time providing services to the Company as an officer, employee or consultant;

(d)             the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;

(e)              Schedule A may be amended by the Company from time to time in accordance with Section 1.3 of the Purchase Agreement to add information regarding additional Investors (as defined in the Purchase Agreement) without the consent of the other parties hereto; and

(f)              any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Section 5.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Section 5.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed

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by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

5.9       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.10        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.11       Entire Agreement. This Agreement (including its preamble, recitals, and any Schedules and Exhibits hereto), and the Purchase Agreement, and the Amended Articles, and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.12       Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 5.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 5.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

5.13       Stock Splits, Stock Dividends, Etc. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 5.12.

5.14       Manner of Voting. The voting of Shares pursuant to this Agreement may be effectuated in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

5.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

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5.16       Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Miami-Dade County, Florida, and to the jurisdiction of the United States District Courts for the Southern District of Florida or the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Florida or the United States District Court for the Southern District of Florida, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.17       Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.18       Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of 0 hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Signature Page Follows]

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EXHIBIT I TO SECURITIES PURCHASE AGREEMENT

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:

GAMEPLAN, INC., a Nevada corporation

By:_________________
Name: Eric Gravengaard
Title: CEO

KEY HOLDERS

By:_________________
Name: Eric Gravengaard

LEAD INVESTOR:

KGPLA Holdings, LLC

By:_________________
Name: Mike Komaransky
Title: Authorized Person

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SCHEDULE A

Investors

Lead Investor Name	Lead Investor Address for Notice Purposes
KGPLA Holdings, LLC, a Delaware limited liability company	Attn: Mike Komaransky, Authorized Person (mkomaransky@gmail.com), 850 New Burton Road, Suite 201, Dover, DE 19904
Investor Name	Investor Address for Notice Purposes

SCHEDULE B

 Key Holders

Key Holder Name	Key Holder Address for Notice Purposes
Eric Gravengaard	211 W. Wacker Dr., Suite 1500a, Chicago, IL 60606, eric@athenabitcoin.com

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on__________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of _____ __, 20___ (the “Agreement”), by and among GamePlan, Inc., a Nevada corporation (the “Company”) and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1       Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants, or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐	As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	As a new Investor in accordance with Section 5.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	In accordance with Section 5.1(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2       Agreement. Holder hereby (a) agrees that the Stock or the Options, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3       Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By: ________________________	COMPANY
Name and Title of Signatory

Address: _________________________	By:

________________________	Title:

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EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of __________________, acknowledge that I have read the Voting Agreement, dated as of_____________, to which this Consent is attached as 0 (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

_______________________________

________________________

Dated: ________________

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